TECHNE CORPORATION ANNOUNCES RETIREMENT OF THOMAS OLAND;
     CFO GREGORY MELSEN TO ASSUME CEO DUTIES ON AN INTERIM BASIS


Minneapolis, Minnesota - November 5, 2012 - Techne Corporation (NASDAQ:TECH) today announced that Thomas E. Oland has decided to resign and retire from his positions as Techne's Chief Executive Officer and President, effective the close of business on November 30, 2012, as well as a member of the Board of Directors, effective November 1, 2012. The Techne Board of Directors has initiated a search for a successor chief executive officer with the assistance of a nationally-recognized executive search firm.

The Company has also announced that, effective the close of business on November 30, 2012, Gregory J. Melsen, the Company's Vice President of Finance and Chief Financial Officer, will also assume the duties of Chief Executive Officer on an interim basis. Mr. Melsen has held the positions of the Company's Vice President of Finance and Chief Financial Officer for the last eight years, and prior to that time held various executive management positions at several publicly traded companies and was employed by a public accounting firm for 19 years, including nine years as an audit partner.

Further, the Company's Board of Directors has appointed Robert Baumgartner Chairman of the Board, effective November 2, 2012. Mr. Baumgartner has been a member of the Company's Board of Directors since 2003 and has served as Chair of the Audit Committee and a member of the Compensation and Nominating and Governance Committees.

"On behalf of the Techne Board of Directors, I would like to express our sincere gratitude and admiration for the leadership Tom Oland has provided to Techne over the past 27 years. Tom's dedication and commitment have put Techne in position to continue on its path of innovation and growth. We wish him the very best," said Mr. Baumgartner.

Mr. Baumgartner added, "We are fortunate to have someone with Greg Melsen's skills and experience to assume the chief executive officer duties on an interim basis. Greg has been an integral member of Techne's management team for many years and will be invaluable in facilitating our management transition."

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About Techne Corporation

Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has three operating subsidiaries, BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer of ubiquitin-related research products. R&D China and R&D Europe distribute biotechnology products. R&D Europe has two subsidiaries, Tocris Holding, Ltd (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of reagents for non-clinical life science research.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker's current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Techne Corporation include, but are not limited to: (i) our future growth and financial performance; (ii) our ability to successfully execute our chief executive officer search and management transition; and (iii) those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on "forward-looking statements," as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.

Contact:  Greg Melsen, Chief Financial Officer
          (612) 379-8854